FIRST AMENDMENT TO OFFICE LEASE AGREEMENT

This First Amendment to Office Lease Agreement (this "Amendment") is executed as of August 3, 2007, between SINACOLA COMMERCIAL PROPERTIES, LTD., a Texas limited partnership ("Landlord"), and OXYSURE SYSTEMS, INC., a Delaware corporation ("Tenant"). Capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease, as defined below.

RECITALS:

A.  WHEREAS, Landlord and Tenant have entered into that certain Office Lease Agreement dated March 6, 2007 for the lease of property located in Frisco County, Texas, and more particularly described therein (the "Lease"); and further

B.  WHEREAS, subject to the terms and conditions contained herein, Tenant and Landlord wish to amend the Lease in order to reflect the agreement of Tenant and Landlord with respect to certain matters contained therein.

AGREEMENTS:

For valuable consideration, whose receipt and sufficiency are acknowledged, Landlord and Tenant agree as follows:

1. Rent Commencement Date. The parties agree that the date September 1, 2007 in the Rent Commencement Date definition on the Lease Summary page is hereby deleted in its entirety and is changed to "the later of (i) October 15, 2007 and (ii) the date on which the Contractor, as defined in the Tenant Improvements Agreement attached hereto as Exhibit D, receives a certificate of occupancy for the Premises." Notwithstanding anything contained herein to the contrary, if the Contractor is delayed in securing the certificate of occupancy for the Premises due to any delay in the Work caused by Tenant, including but not limited to, a Tenant Delay, any requested change in the scope of the Work requested by Tenant or any other interference with the Contractor's timely receipt of the certificate of occupancy by Tenant or Tenant's agents, representatives or employees of the Construction Manager, then the date originally set forth in the Contractor's construction schedule as an estimate for when the Contractor should have received the certificate of occupancy ("CO Estimated Date") shall be the Rent Commencement Date if the CO Estimated Date is later than October 15, 2007.

2. Letter of Credit. The parties agree that Section 5.4, "Letter of Credit" is hereby deleted in its entirety and is amended as follows:

"5.4     [INTENTIONALLY DELETED]."

The parties also agree that all other references in the Lease to the Letter of Credit are also deleted in their entirety.

3.Work Commencement Date. The parties agree that the date "May 15, 2007" as it appears in both Paragraphs 2(e) and 2(f) of Exhibit D, the "Tenant Improvements Agreement," to the Lease is hereby deleted and changed to "August 13, 2007."

4. Ratification. Landlord and Tenant hereby ratify and confirm their obligations under the Lease. Additionally, both the Landlord and the Tenant confirm and ratify that, as of the date hereof, the Lease is and remains in good standing and in full force and effect. Further, Landlord ratifies and confirms that (a) to Landlord's actual knowledge, there is no existing default by Tenant under the Lease, and (b) Landlord knows of no event which, with notice or the passage of time or both, would constitute a default under the Lease, Further, Tenant ratifies and confirms that (a) to the Tenant's actual knowledge, there is no existing default by Landlord under the Lease, and (b) Tenant knows of no event which, with notice or the passage of time or both, would constitute a default under the Lease.

5. Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall prevail. This Amendment shall be governed by the laws of the State of Texas.

6. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

[THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK.]

Executed as of the date first written above.

LANDLORD: SINACOLA COMMERCIAL PROPERTIES, LTD., a Texas limited partnership

Date	By:	FRISCO INDUSTRIAL, INC.
a Texas corporation, its general partner
Title

By
Name: Michael Sinacola
Title: President

TENANT: OXYSURE SYSTEMS, INC., a Delaware corporation

By:
Name: Julian Ross
Title: CEO